UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2013

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.
    below):
_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 16, 2013, Baltic Trading Limited (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, shareholders of record on March 18, 2013 were entitled to vote 17,300,999 shares of the Company’s common stock (the “Common Stock”), each having one vote per share, and 5,699,088 shares of the Company’s Class B Stock (“Class B Stock”), each having fifteen votes per share.  Holders of Common Stock and Class B Stock voted together as a single class on all matters presented for a vote at the Annual Meeting.  A total of 14,311,314 shares of Common Stock (82.71% of all such shares entitled to vote at the Annual Meeting) and 5,699,088 shares of Class B Stock (100% of all such shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting in person or by proxy.

At the Annual Meeting, the shareholders of the Company (i) elected one director nominee to hold office until the 2016 Annual Meeting of Shareholders and until his successor is elected and qualified or until his earlier resignation or removal and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2013.  Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Election of Director Nominee

The voting results with respect to the election of the director nominee were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Harry A. Perrin	90,608,104	1,791,875	0	7,397,655

Ratification of Appointment of Independent Certified Public Accountants

The voting results with respect to ratifying the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2013 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,722,346	42,321	32,967	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE: May 17, 2013

/s/ John C. Wobensmith
John C. Wobensmith
President and Chief Financial Officer